Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members

GGP/Homart II, L.L.C.:

We consent to the use of our report dated February 24, 2010 with respect to the consolidated balance sheets of GGP/Homart II L.L.C.  and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income and comprehensive income, changes in capital, and cash flows for each of the years in the three-year period ended December 31, 2009, incorporated by reference herein.

/s/ KPMG LLP

Chicago, Illinois

November 30, 2010